As filed with the Securities and Exchange Commission on September 5, 1996
                                                            Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------


                             Carriage Services, Inc.
             (Exact name of registrant as specified in its charter)
                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)
                                   76-0423828
                                (I.R.S. Employer
                               Identification No.)
                         1300 Post Oak Blvd., Suite 1500
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)


                              --------------------

                  1996 Nonemployee Directors' Stock Option Plan
                            1995 Stock Incentive Plan
                            1996 Stock Incentive Plan
                            (Full title of the plans)



                                 Melvin C. Payne
                                    President
                               1300 Post Oak Blvd.
                                   Suite 1500
                              Houston, Texas 77056
                     (Name and address of agent for service)

                                 (713) 556-7400
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  T. Mark Kelly
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                            Houston, Texas 77002-6760

                         CALCULATION OF REGISTRATION FEE

         Title of                                   Proposed maximum
     securities to be         Amount to be             aggregate                 Amount of
        registered             registered          offering price (1)         registration fee
========================== =================== ========================== ========================
Class A Common Stock, $.01    1,200,000 shares       $21,450,000                  $7,397
par value (2)
Class B Common Stock, $.01       90,000 shares            ____                      ____
par value
========================== =================== ========================== ========================

(1) Calculated pursuant to Rule 457(0) under the Securities Act of 1933.
(2) Includes 90,000 shares of Class A Common Stock which are issuable upon conversion of the 90,000 shares of Class B Common Stock.

                                -----------------

                                    Page 1 of

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The Company's Registration Statement on Form S-1, as amended (No. 333-5545), which has been filed with the Securities and Exchange Commission (the "Commission") by Carriage Services, Inc., a Delaware corporation (the "Company"), is incorporated herein by reference and made a part hereof.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities.

    In addition to the shares of Class A Common Stock registered hereunder, this Registration Statement also relates to 90,000 shares of the Company's Class B Common Stock. The Class B Common Stock is identical to the Class A Common Stock except that holders of Class B Common Stock are entitled to ten votes for each share held on all matters submitted to a vote of common stockholders. Each share of Class B Common Stock is convertible at any time, at the option of the registered holder thereof, into one share of Class A Common Stock.

Item 5.    Interests of Named Experts and Counsel.

    Not Applicable.

Item 6.    Indemnification of Directors and Officers.

    The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding.
Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

    Article 10 of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under
Article 10 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

Item 7.    Exemption from Registration Claimed.

    Not applicable.

Item 8.    Exhibits.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

        3.1 Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (registration No. 333-5545) and incorporated herein by reference).

        3.2    Restated Bylaws of the Company (filed with the Commission as
               Exhibit 3.2 to the Company's Registration Statement on Form S-1 (registration No. 333-5545) and incorporated herein by reference).

        5.1    Opinion of Vinson & Elkins L.L.P.

        23.1   Consent of Arthur Andersen L.L.P.

        23.2   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

        23.3   Consent of Kee & Associates, Inc.

        23.4   Consent of McCauley, Nicolas & Company, LLC

        23.5   Consent of Michael S. Upton, CPA, P.A.

        23.6   Consent of Gitlin, Campise, Pascoe & Blum

        23.7   Consent of Scott, Callicotte & Co.

        24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of September, 1996.


                                  CARRIAGE SERVICES, INC.

                                  By /s/ MELVIN C. PAYNE
                                         Melvin C. Payne
                                    President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin C. Payne and Mark W. Duffey or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 5th day of September, 1996.

      SIGNATURE                                   TITLE


/s/ MELVIN C. PAYNE                          President, Chief Executive Officer
    Melvin C. Payne                          and Director (Principal Executive
                                             Officer)

/s/ MARK W. DUFFEY                           Executive Vice President, Chief
    Mark W. Duffey                           Financial Officer and Treasurer
                                             (Principal Financial and Accounting
                                             Officer)

/s/ C. BYRON SNYDER                          Chairman of the Board of Directors
    C. Byron Snyder


/s/ BARRY K. FINGERHUT                       Director
    Barry K. Fingerhut


/s/ RONALD A. ERICKSON                       Director
    Ronald A. Erickson


/s/ ROBERT D. LARRABEE                       Director
    Robert D. Larrabee


/s/ STUART W. STEDMAN                        Director
    Stuart W. Stedman

EXHIBIT INDEX


Exhibit                                                                     Page
3.1            Restated Certificate of Incorporation of the
               Company (filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (registration 333-5545) and incorporated herein by reference).
3.2            Restated Bylaws of the Company (filed with the
               Commission as Exhibit 3.2 to the Company's
               Registration Statement on Form S-1 (registration
               No. 333-5545) and incorporated herein by reference).
5.1            Opinion of Vinson & Elkins L.L.P.
23.1           Consent of Arthur Andersen L.L.P.
23.2           Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).
23.3           Consent of Kee & Associates, Inc.
23.4           Consent of McCauley, Nicolas & Company, LLC
23.5           Consent of Michael S. Upton, CPA, P.A.
23.6           Consent of Gitlin, Campise, Pascoe & Blum
23.7           Consent of Scott, Callicotte & Co.
24.1 Powers of Attorney (included on the signature page to this Registration Statement).